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                                EXHIBIT (5)(b)
                                --------------


                          Form of Application for the
                         First Union Variable Annuity.
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      FIRST CHOICE VARIABLE ANNUITY

      Issued by: PFL Life Insurance Company ("PFL Life") * 4333 Edgewood Road N.E., Cedar Rapids, IA 52499-0001 * Policyholder
      Service: 800-525-6205
      Mail the application and check payable to:  PFL Life Insurance Company *  4333 Edgewood Road N.E., Cedar Rapids, IA
      52499-0001, Attn: Variable Annuity Dept.
      ----------------------------------------------------------------------------------------------------------------------------
1.    OWNER(S)                Name ______________________________________________     M [ ]   F [ ]     Birthdate  ____/____ /____
      If the owner is a       Address  ___________________________________________________________________________________________
      Trust, please                     Street                         City                        State                   Zip
 O    provide verification    Soc. Sec. No.  ________________________________________   Phone No.  _______________________________
 W    of trustees.
 N                            Name ______________________________________________     M [ ]   F [ ]     Birthdate  ____/____ /____
 E                            Address  ___________________________________________________________________________________________
 R                                      Street                         City                        State                   Zip
 S                            Soc. Sec. No.  ________________________________________   Phone No.  _______________________________
 H    ............................................................................................................................
 I    ANNUITANT               Name ______________________________________________     M [ ]   F [ ]     Birthdate  ____/____ /____
 P    Leave this section      Address  ___________________________________________________________________________________________
      blank if Annuitant                Street                         City                        State                   Zip
 I    is same as sole Owner   Soc. Sec. No.  _____________________________________    Relationship to Owner  _____________________
 N                            -  If you, the policy owner, have named someone other than yourself as the annuitant, please select
 F                               one of the following regarding payment of the death proceeds.  If neither is selected, the first
 O                               option will be deemed in effect:
 R                               [ ]  At the named annuitant's death, I wish to become the annuitant and defer payment of death
 M                                    proceeds until my death.
 A                               [ ]  At the named annuitant's death, I wish to have the death proceeds paid to the named
 T                                    beneficiary.
 I
 O                              Policy Owner Signature Required (when applicable)  _______________________________________________
 N     ...........................................................................................................................
       BENEFICIARY(IES)        Primary  ______________________________________________    Relationship to Owner  _________________
                               Contingent  ___________________________________________    Relationship to Owner  _________________
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2.     PREMIUM PAYMENT/        INITIAL PREMIUM $  ____________________ (MIN: $2000)
       PLAN OPTIONS            INVESTMENT ALLOCATION (WHOLE % ONLY, NO FRACTIONS)
 Y                              VARIABLE OPTIONS:
 O                             ----------------
 U                             [ ] AIM V.I. Growth and Income Fund                    .0%
 R                                                                                   ----
                               [ ] AIM V.I. International Equity Fund                 .0%
 R                                                                                   ----
 E                             [ ] AIM V.I. Value Fund                                .0%
 T                                                                                   ----
 I                             [ ] Evergreen VA Fund                                  .0%
 R                                                                                   ----
 E                             [ ] Evergreen VA Foundation Fund                       .0%
 M                                                                                   ----
 E                             [ ] Evergreen VA Growth and Income Fund                .0%
 N                                                                                   ----
 T                             [ ] Federated High Income Bond Fund II                 .0%
                                                                                     ----
 I                             [ ] MFS Emerging Growth Series                         .0%
 N                                                                                   ----
 C                             [ ] MFS Research Series                                .0%
 O                                                                                   ----
 M                             [ ] MFS Total Return Series                            .0%
 E                                                                                   ----
                               [ ] Oppenheimer Growth Fund                            .0%
 B                                                                                   ----
 U                             [ ] Oppenheimer Multiple Strategies Fund               .0%
 I                                                                                   ----
 L                             [ ] Oppenheimer Strategic Bond Fund                    .0%
 D                                                                                   ----
 E                             [ ] Putnam VT Global Growth Fund                       .0%
 R                                                                                   ----
                               [ ] Putnam VT Money Market Fund                        .0%
 P                                                                                   ----
 O                             [ ] Putnam VT New Value Fund                           .0%
 L                                                                                   ----
 I                             Additional: _________________                          .0%
 C                                                                                   ----
 Y                             Additional: _________________                          .0%
                                                                                     ----

                               PFL LIFE FIXED RATE OPTIONS:
                               ---------------------------

                               [ ] 1 Year for DCA Only                                .0%
                                                                                     ----
                               (Must complete DCA form)
                               [ ] 1 Year                                             .0%
                                                                                     ----
                               [ ] 3 Year                                             N/A
                                                                                     ----
                               [ ] 5 Year                                             N/A
                                                                                     ----
                               [ ] 7 Year                                             N/A
                                                                                     ----
                               TOTAL (ALL)                                           100%

                               Note: Initial variable premium payments will be invested in the
                               Money Market Option for at least 14 days, or longer, based on your state's "Right to Cancel" period. See your policy for details.

                               DEATH BENEFIT OPTION
                               --------------------
                               (SELECT ONLY ONE):
                               Your selection cannot be changed after the policy has been issued.
                               If no option has been specified, the contract will be issued with the option for return of premium less distributions (Option A).
                               [ ] Option A - Return of premiums paid less distributions taken.
                                   Annual Mortality and Expense (M&E) risk fee and administrative charge is 1.25%.
                               [ ] Option  B - 5% Annually Compounding Death Benefit. Maximum issue age of 80:  Annual M&E risk fee and administrative charge is
                                   1.40%
                               [ ] Option C - Annual Step-Up Death Benefit:  Maximum issue age of 80:
                                   Annual M&E risk fee and administrative charge is 1.40%.

       ............................................................................................................................
       SPECIAL                 Please initial one:  I authorize my Registered Rep. and myself______or myself only ______ to make
       INSTRUCTIONS            telephone transfer requests. Registered Representative's Name  _________________________________
       ............................................................................................................................
       REPLACEMENT             Will this annuity replace or change any existing annuity or life insurance?    Yes [ ]   No [ ]
       INFORMATION             (If Yes, complete the following.)
                               Company  ________________________________________________   Policy No.  ____________________________
       ............................................................................................................................
       TAX QUALIFIED PLAN      [ ] Yes  [ ] No (If Yes, Complete the following.)
                               [ ] Other Tax Qualified Plan  _________________ (type)
                               [ ] IRA Rollover:  $ _______   [ ] IRA:  $_____   Yr. of Contribution:  ____
                               [ ] IRA Transfer    [ ] Qualified Plan Rollover
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3.                             -  I understand that Policy Values, when allocated to any of the variable options above are not guaranteed as to a fixed dollar amount.
 I                             -  When funds are allocated to the Fixed Account Guarantee Periods, Policy Values under the policy
 M                                may increase or decrease in accordance with the Excess Interest Adjustment prior to the end of
 P                                the Guarantee Period.
 O                             -  AZ, CA, ID, LA, NM, NV, TX, WA and WI:  Spousal consent is required when the spouse is not
 R                                designated a Policy Owner and/or a Primary Beneficiary and has purchased this annuity in, and/or
 T                                resides in a community or marital property state, at the time of sale.  By signing below, I
 A                                (consenting spouse) understand and hereby give my consent for the Policy Owner to designate
 N                                someone other than myself as Primary Beneficiary or Owner of the policy represented by this
 T                                application.  I also understand that this designation may affect my community or marital rights to the proceeds of this policy.
 I                                I   [ ] was never married.    [ ] am divorced.     [ ] My spouse is deceased.
 N                                Spouse's Signature  _______________________________________________     Date ____ /____/____
 F                             -  To the best of my knowledge and belief, my answers to the questions on this application are
 O                                correct and true, and I agree that this application becomes a part of the annuity policy when
 R                                issued to me.  If this application is part of an instant issue policy, I acknowledge that I am
 M                                in receipt of a complete copy of the policy provisions herewith.
 A                             -  This application is subject to acceptance by PFL Life.  If this application is rejected for any
 T                                reason, PFL Life will be liable only for return of premiums paid.
 I                             -  Send me a copy of the Statement of Additional Information. [ ]
 O                             -  I am in receipt of a current prospectus for this variable annuity.
 N     ............................................................................................................................
       SIGNATURE(S)            I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR MY NEEDS.
 |                             Signed at ______________________________________________________________  Date  ____/____/____
                                         City                                        State
 P                             Owner(s) _________________________________   Annuitant (if not Owner) ______________________________
 L     ............................................................................................................................
 E     AGENT USE                Do you have reason to believe the annuity applied for will replace or change any existing annuity
 A     ONLY                     or life insurance?  [ ] Yes    [ ] No
 S
 E                              I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR
                                HIS/HER NEEDS.
 R                              Registered Rep/Agent (Please print) ___________________________  Signed ___________________________
 E                              Phone No. __________________________  Soc. Sec. No. ___________________  PFL Agent # ______________
 A                              Firm Name ____________________________________  Firm Address ______________________________________
 D     ............................................................................................................................
       RBKVA-APP R797           SEE YOUR PROSPECTUS AND POLICY PROVISIONS FOR TERM EXPLANATIONS.                                 FC
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